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AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK                                                             EXHIBIT (E)(2)
80 Pine Street, NY, New York 10005

PLEASE PRINT ALL ANSWERS                                                                 SUPPLEMENTAL APPLICATION FOR LIFE INSURANCE

   1. Proposed   Last Name      First Name      Middle Initial    2.  Date of Birth         3. Social Security Number
      Insured    ______________________________________________   _______________________   __________________________

   4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)
      Guaranteed Account                                     ____%

      ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND INC.           GOLDMAN SACHS VARIABLE INSURANCE TRUST
      Growth Portfolio - Class A                             ____%   Strategic International Equity Fund             ____%
      Growth & Income Portfolio - Class A                    ____%   Structured U.S. Equity Fund                     ____%
      Large Cap Growth Portfolio - Class A                   ____%   J.P. MORGAN INSURANCE TRUST
      Small Cap Growth Portfolio - Class A                   ____%   Small Cap Core Portfolio                        ____%
      AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                     NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
      VP Income & Growth Fund                                ____%   AMT Partners Portfolio                          ____%
      VP International Fund                                  ____%   PIMCO VARIABLE INSURANCE TRUST                  ____
      BLACKROCK VARIABLE SERIES FUNDS, INC.                          High Yield Portfolio - Admin. Class             ____%
      BlackRock Basic Value V.I. Fund - Class I              ____%   Long-Term U.S. Gov't Portfolio - Admin. Class   ____%
      BlackRock Fundamental Growth V.I. Fund - Class I       ____%   Real Return Portfolio - Admin. Class            ____%
      BlackRock Government Income V.I. Fund - Class I        ____%   Short-Term Portfolio - Admin. Class             ____%
      BlackRock Value Opportunities V.I. Fund - Class I      ____%   Total Return Portfolio - Admin. Class           ____%
      CREDIT SUISSE TRUST                                            THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
      International Equity Flex III Portfolio                ____%   Emerging Markets Equity Portfolio - Class I     ____%
      International Equity Flex II Portfolio                 ____%   Core Plus Fixed Income Portfolio - Class I      ____%
      International Equity Flex I Portfolio                  ____%   High Yield Portfolio - Class I                  ____%
      U.S. Equity Flex III Portfolio                         ____%   Mid Cap Growth Portfolio - Class I              ____%
      U.S. Equity Flex II Portfolio                          ____%   U.S. Mid Cap Value Portfolio - Class I          ____%
      U.S. Equity Flex I Portfolio                           ____%   VALIC COMPANY I
      FIDELITY VARIABLE INSURANCE PRODUCTS                           International Equities Fund                     ____%
      VIP Balanced Portfolio - Initial Class                 ____%   Mid Cap Index Fund                              ____%
      VIP Contrafund Portfolio - Initial Class               ____%   Small Cap Index Fund                            ____%
      VIP Index 500 Portfolio - Initial Class                ____%   VANGUARD VARIABLE INSURANCE FUND
      VIP Money Market Portfolio - Initial Class             ____%   Total Bond Market Index Portfolio               ____%
      FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS                 Total Stock Market Index Portfolio              ____%
      Developing Markets Securities Fund - Class 2           ____%
      Foreign Securities Fund - Class 2                      ____%
      Growth Securities Fund - Class 2                       ____%

          NOTE: THE NET PREMIUM WILL BE ALLOCATED TO THE MONEY MARKET FUND UNTIL THE END OF THE RIGHT TO EXAMINE CERTIFICATE PERIOD.

   5. Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Franklin Money Market Fund.                       YES    NO
      If elected you must complete the Dollar Cost Averaging Plan Request Form.)                                          [ ]   [ ]

   6. (a) Did the Owner receive current prospectuses?                                                                     [ ]   [ ]
      (b) Does the Owner understand that:
             THE DEATH BENEFIT MAY INCREASE OR DECREASE DEPENDING ON INVESTMENT PERFORMANCE?                              [ ]   [ ]
             THE CASH VALUE MAY INCREASE OR DECREASE DEPENDING ON INVESTMENT PERFORMANCE?                                 [ ]   [ ]
             The Certificate will lapse if the cash surrender value becomes insufficient to cover the total monthly
             deductions?                                                                                                  [ ]   [ ]
      (c) Does the Owner believe that this Certificate will meet insurance needs and financial objectives?                [ ]   [ ]
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   7. Suitability   What is the Owner's:   Approximate net worth     ________________
                                           Income earned             ________________
                                           Income unearned           ________________
                                           Number of dependents      ________________
                                           Marginal tax bracket      ________________
   Investment Objective(s) (check all that apply): Growth ___ Growth and Income ___ Income ___ Capital Appreciation ___ Speculation

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on _______________________________________, 20___      --------------------------------------------------------
                                                              Signature of Owner
at ______________________________, State of ____________


--------------------------------------------------------      --------------------------------------------------------
Signature of Soliciting Agent                                 Signature of Proposed Insured if not Owner
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